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                         [LETTERHEAD OF ELI BUCHALTER]


                                                              September 30, 1996


SECURITIES AND EXCHANGE COMMISSION
450 5th Street, N.W.
Washington, D.C. 20549                             RE: COMPARATOR SYSTEMS CORP.
                                                       FORM 8K/A AUGUST 14, 1996



TO WHOM IT MAY CONCERN:

I have received the above Registrant's FORM 8K/A dated August 14, 1996 and I agree with the information set forth in Item 4, "Changes in Registrant's Certifying Accountant." I hereby consent to the Registrant filing this letter as an exhibit to such Form 8K/A.

                                                   Respectfully submitted,


                                                   /s/ ELI BUCHALTER